UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SPARTON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREOWNERS
To Our Shareowners:
Notice is hereby given that the Annual Meeting of Shareowners of Sparton Corporation will be held at the Ella Sharp Museum of Art and History, 3225 Fourth Street, Jackson, Michigan 49203 on Wednesday, November 12, 2008, at 10:00 a.m., local time, for the following purposes:
(1)	To elect four directors each for a term of three years as set forth in the Proxy Statement.

(2)	Ratification of the appointment of the independent registered public accounting firm for the Company.

(3)	To transact such other business as may properly come before the meeting or at any adjournments thereof.
Only holders of common stock of record at the close of business on September 29, 2008, are entitled to notice of and to vote at the meeting.
By Order of the Board of Directors

JOSEPH S. LERCZAK
Secretary
Jackson, Michigan
October 15, 2008
IMPORTANT
ALL SHAREOWNERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU ATTEND THE MEETING IN PERSON, THE PROXY WILL NOT BE USED IF YOU SO REQUEST BY REVOKING IT AS DESCRIBED IN THE PROXY STATEMENT.

i

SPARTON CORPORATION
2400 East Ganson Street
Jackson, Michigan 49202
PROXY STATEMENT
For the Annual Meeting of Shareowners to be held on November 12, 2008
SOLICITATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the “Company”), of proxies for use at the 2008 Annual Meeting of Shareowners of the Company (the “Annual Meeting”) to be held at the Ella Sharp Museum of Art and History, 3225 Fourth Street, Jackson, Michigan 49203 on Wednesday, November 12, 2008, at 10:00 a.m., Local Time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $5,000, plus expenses, which will be paid by the Company. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of Proxy are expected to be mailed to shareowners on or about October 15, 2008.
At the meeting, the Company’s shareowners will act upon two proposals. The first proposal is the election of four directors, each to serve for a three-year term until the annual meeting held in the year 2011 or until their successors are qualified and elected. The second proposal is the ratification of the appointment of independent auditors. Both proposals are described in more detail in this Proxy Statement.
OUTSTANDING STOCK AND VOTING RIGHTS
In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 29, 2008, as the record date for determination of shareowners entitled to notice of, and to vote at, the Annual Meeting. Only shareowners of record on that date will be entitled to vote. As of September 29, 2008, the record date for the Annual Meeting, the Company had outstanding 9,811,507 shares of common stock, each entitled to vote at the Annual Meeting. Votes cast at the meeting and votes submitted by proxy are counted by the inspectors of the election, who are appointed by the Company.
Voting by Proxy
If a shareowner is a corporation or partnership, the accompanying proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title should be given and a certificate or other evidence of appointment should be furnished.
You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the Annual Meeting.
If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of the Company’s Board of Directors. If you choose to vote by mail, your duly signed proxy card must be received by 11:59 p.m., Central Standard Time, on November 11, 2008.

If you choose to vote by telephone or the Internet, instructions for a shareowner of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number that appears on the proxy card. These procedures, which comply with Ohio law, allow shareowners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m. Central Standard Time on November 10, 2008. Morrow & Company, Inc. may solicit your proxy up to the date and time of the meeting.
If you participate in the Company’s 401(k) Plan and hold shares in your plan account, you may give voting instructions as to the number of shares credited to your account as of the record date. Only the trustee of the 401(k) Plan, SunTrust, may vote your plan shares. You may provide voting instructions to the plan trustee, SunTrust, through any of the voting methods described above, except that you may not vote your plan shares in person at the Annual Meeting. Your voting instructions must be received before 11:59 p.m. Central Standard Time on November 10, 2008.
If you are not the record holder of the shares you own because they are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of The New York Stock Exchange, if you do not give instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.”
Any proxy duly given pursuant to this solicitation may be revoked by the shareowner, at any time prior to voting, by written notice to the Secretary of the Company, by a later-dated proxy either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting, or by attending the Annual Meeting and voting in person with adequate notification. Participants in the Company’s 401(k) Plan who hold shares in their plan account and desire to revoke their voting instructions must do so before 11:59 p.m. Central Standard Time on November 10, 2008.
Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person with adequate notification (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed Proxy will be voted at the meeting in accordance with any specification made thereon, if the Proxy is returned properly executed and delivered in time for voting. Unless otherwise specified, the Proxy will be voted “FOR” the election of the four director nominees and “FOR” the ratification of the appointment of independent auditors.
Management does not intend to present, and does not know of anyone who intends to present, any matters at the meeting to be acted upon by the shareowners not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

Principal Shareowners
As of August 30, 2008, unless otherwise described in the footnotes below, the persons named in the following table were known by management to be the beneficial owners of more than 5% of the Company’s outstanding common stock:

	Amount and Nature of
Name of Beneficial Ownership	Beneficial Ownership	Percent of Class (7)
Bradley O. Smith 2400 East Ganson Street Jackson, Michigan 49202	1,820,507 (1)	18.5%

John J. Smith Trust 3 York Ridge Ct. Henderson, NV 89502	1,083,792 (2)	10.9%

Lawndale Capital Management, LLC 591 Redwood Highway, Suite 2345 Mill Valley, California 94941	967,536 (3)	9.7%

Judith A. Sare 4302 Channel Drive Akron, Ohio 44319	724,708 (4)	7.3%

Dimensional Fund Advisors, LP 1299 Ocean Avenue, 11th Fl. Santa Monica, California 90401	570,292 (5)	5.7%

Howson Tattersall Investment Counsel Ltd. 70 University Avenue, Suite 1100 Toronto, Ontario, Canada M5J 2M4	512,449 (6)	5.1%

(1)	The amount of shares shown is the number of shares beneficially owned by Mr. Bradley O. Smith as of September 30, 2008 and includes 487,315 shares owned individually by Mr. Smith and 228,686 shares owned by Mr. Smith jointly with his wife, Sharon A. Smith. Also includes 14,149 shares owned by Mr. Smith’s wife, Sharon A. Smith and 6,565 shares which Mr. Smith has the right to acquire pursuant to options exercisable within 60 days. Also includes 1,083,792 shares owned by the John J. Smith Trust, the voting and investment powers for which are shared by Mr. Smith as a co-trustee. 1,755,394 shares are pledged as security. Mr. Smith has served as a director of Sparton Corporation since 1998. As of August 30, 2008, Mr. Smith beneficially owned 2,196,314 shares. The difference between the number of shares beneficially owned as of August 30, 2008 and September 30, 2008, 375,807 shares, is not attributable to transactions involving shares beneficially owned by the John J. Smith Trust, but rather unmet margin calls on shares pledged as security.

(2)	Bradley O. Smith is a co-trustee and a beneficiary of the John J. Smith Trust and shares voting and investment power over the shares held by the trust.

(3)	According to information in the Form 13D/A Report filed as of August 26, 2008, by Lawndale Capital Management, LLC (“Lawndale”), a registered investment advisor, Andrew E. Shapiro, the sole manager of Lawndale, and Diamond A. Partners, L.P., a fund managed by Lawndale, is deemed to have beneficial ownership of 967,536 shares of common stock. Does not include the 1,274 shares owned by Mr. Shapiro.

(4)	According to information in the Form 13G/A Report dated as of August 30, 2007, by Judith A. Sare, Mrs. Sare is deemed to have beneficial ownership of 724,708 shares of common stock. This includes 363,664 shares owned individually by Mrs. Sare and 195,047 shares owned by Mrs. Sare and/or her husband Paul W. Sare. Also includes 165,997 held in the Lawson and Margaret Smith Trust of which Mr. and Mrs. Sare are the co-trustees. Judith A. Sare is the sister of Bradley O. Smith.

(5)	Shares presented are according to information included in the Form 13G/A Report filed as of February 6, 2008, by Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor. Dimensional is deemed to have beneficial ownership of 570,292 shares of common stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional possesses sole voting and investment power over all such shares. Dimensional disclaims beneficial ownership of all such shares.

(6)	According to information in the Form 13D Report dated as of September 24, 2008, Howson Tattersall Investment Counsel Ltd. is deemed to have beneficial ownership of 512,449 shares of common stock. The Form 13D Report filed by Howson Tattersall Investment Counsel Ltd. reports stock ownership as of December 31, 2007.

(7)	Calculation is based on total shares outstanding as of August 30, 2008 plus 170,707 shares subject to options exercisable within sixty days.
Security Ownership of Management
As of August 30, 2008, the following table shows the shares of the Company’s common stock beneficially owned (except as noted) by the Named Executive Officers identified in the Summary Compensation Table shown later in this Proxy Statement and all executive officers and directors of the Company as a group:

	Amount and Nature of
Name of Beneficial Ownership	Beneficial Ownership		Percent of Class (8)
Richard L. Langley	439,822	(1)	4.4%
Douglas E. Johnson	31,644	(2)	*
David W. Hockenbrocht	65,718	(3)	*
Duane K. Stierhoff	5,250	(4)	*
Michael Woods	12,128	(5)	*
Joseph S. Lerczak	21,081	(6)	*
All Executive Officers and Directors	2,823,315	(7)	28.3%

*	denotes a percentage of less than 1%

(1)	Includes 9,485 shares, which Mr. Langley has the right to acquire pursuant to options exercisable within 60 days. The amount also includes 363,259 shares held by one of the Company’s retirement plans, as to which Mr. Langley holds voting and investment power in his capacity as Interim Chief Executive Officer of the Company. Although Mr. Langley is a participant in the plan, he disclaims beneficial ownership of the shares held by the plan. Also includes 3,649 shares, which are held in the Company’s 401(k) plan. Mr. Langley has been the Interim Chief Executive Officer of the Company since March 7, 2008.

(2)	Includes 8,269 shares, which Mr. Johnson has the right to acquire pursuant to options exercisable within 60 days. Also includes 3,493 shares, which are held in the Company’s 401(k) plan.

(3)	Includes 28,693 shares, which Mr. Hockenbrocht has the right to acquire pursuant to options exercisable within 60 days. Mr. Hockenbrocht was the President and Chief Executive Officer of the Company until his retirement on March 7, 2008.

(4)	Includes 5,250 shares, which Mr. Stierhoff has the right to acquire pursuant to options exercisable within 60 days.

(5)	Includes 5,350 shares, which Mr. Woods has the right to acquire pursuant to options exercisable within 60 days.

(6)	Includes 8,876 shares, which Mr. Lerczak has the right to acquire pursuant to options exercisable within 60 days. 10,208 shares are pledged as security for a brokerage margin account. As of October 3, 2008, Mr. Lerczak paid the brokerage margin account loan in full and, therefore, the 10,208 shares are no longer pledged as security.

(7)	Includes 120,554 shares under options held by all executive officers and directors exercisable within 60 days, 20,188 shares which are held in the Company’s 401(k) plan, and 1,083,792 shares held by the John J. Smith Trust of which Bradley O. Smith is co-trustee. Mr. Smith shares voting and investment power over the shares held by the trust.

(8)	Calculation is based on total shares outstanding plus 170,707 shares subject to the options exercisable within 60 days.
The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2008:

Number of securities
	Number of Securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation
	options, warrants and	outstanding options,	plans (excluding securities
Plan Category	rights	warrants and rights	reflected in column (a),
	(a)	(b)	(c)
Equity compensation plans approved by security holders	223,385	$8.22	270,606

Equity compensation plans not approved by security holders	—	—	—
PROPOSAL 1
ELECTION OF DIRECTORS
The following current directors, whose terms of office expire at the Annual Meeting, Mr. Joseph J. Hartnett, Mr. Richard L. Langley, Mr. William I. Noecker, and Mr. Douglas R. Schrank are nominees for election to a three (3) year term expiring in 2011. The nominations were made by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Mr. Hartnett was originally recommended for appointment as a director by Lawndale.
On September 17, 2008, the Company and Lawndale entered into an agreement (the “Agreement”) pursuant to which the Board of Directors increased the number of directors temporarily from nine to eleven and appointed Mr. Hartnett and Mr. James R. Swartwout to fill the newly created Board vacancies. The Company will reduce the size of the Board to no more than ten directors by the 2009 annual shareowners meeting without affecting either of the two newly appointed directors. The Agreement also requires that Lawndale vote for the Company’s recommended director slates at both the 2008 and 2009 annual meeting of shareowners and to refrain from certain actions up and through the 2009 annual shareowners meeting. Lawndale will have the option to terminate the agreement 90 days before the 2009 annual meeting if certain conditions are not met, including, but not limited to, the Company’s stock is trading below $4.00 per share as of such date. A copy of the agreement with Lawndale was included in our Current Report on Form 8-K that the Company filed with the SEC on September 19, 2008.
Each share of common stock is entitled to one vote for each of the four director positions being filled at the Annual Meeting. A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the four individuals who receive the greatest number of votes cast by the holders of common stock will be elected as directors. Shares not voted at the Annual Meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

It is believed that all four nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for the balance of the nominees and for such substitute nominee or nominees as the proxy holders may in their discretion select.
Board Recommendations
The Board of Directors recommends a vote FOR the election of each of the four nominees, Mr. Joseph J. Hartnett, Mr. Richard L. Langley, Mr. William I. Noecker, and Mr. Douglas R. Schrank. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote FOR the election of the four nominees.
In the following table, the column “Amount and Nature of Beneficial Ownership” relates to common shares of the Company beneficially owned by the directors and nominees as of August 30, 2008, unless otherwise described in the footnotes below, and is based upon information furnished by them.

		Has
		Served	Amount and
		as a	Nature of		% of
		Director	Beneficial		Class
Name and Principal Occupation(1)	Age	Since	Ownership (3)		(11)
Nominees for Election as Director for Term Expiring in 2011

Joseph J. Hartnett - President and Chief Executive Officer of Ingenient Technologies, Inc., a software development company, Rolling Meadows, IL. During the period from June 2000 to October 2006, Mr. Hartnett held the following positions with U.S. Robotics Corporation, an Internet communications products company: the Chairman of the Board, President, CEO, and CFO.	53	2008	—		*

Richard L. Langley - Interim Chief Executive Officer and President of Sparton Corporation, Jackson, Michigan. Prior to being appointed interim CEO, from May 1990 to March 2008, Mr. Langley served as a Vice President and Treasurer of Sparton Corporation.	63	2001	439,822	(4)	4.4%

William I. Noecker - Chairman of Brasco International Inc., an aluminum fabricator, Detroit, Michigan.	59	1999	7,902	(5)	*

Douglas R. Schrank - Retired since June 2006. Prior to retirement, Mr. Schrank was the Executive Vice President and Chief Financial Officer of Perrigo Company, a multinational pharmaceutical company for a period in excess of five years.	60	2007	5,000		*

Directors Whose Term Expires in 2009

James N. DeBoer - Of Counsel, law firm of Varnum, Riddering, Schmidt & Howlett, LLP, Grand Rapids, Michigan.	83	1971	13,024	(6)	*

James D. Fast - Retired since August 2008, formerly Chief Executive Officer and President of Firstbank — West Michigan, Ionia, Michigan.	60	2001	9,749	(7)	*

Bradley O. Smith - Chairman of the Board, Sparton Corporation, Jackson, Michigan, since October 2000. Private Investor since May 1998. (2)	63	1998	1,820,507	(8)	18.5%

		Has
		Served	Amount and
		as a	Nature of		% of
		Director	Beneficial		Class
Name and Principal Occupation(1)	Age	Since	Ownership (3)		(11)
James R. Swartwout - Retired since September 2008. Prior to retirement, Mr. Swartwout was the Co-CEO and member of the Board of Directors of Habasit Holding America, Inc., the successor to Summa Industries, a publicly traded manufacturer of diversified plastic products for industrial and commercial markets, Torrance, CA. From October 1988 to October 2006, Mr. Swartwout held the following positions with Summa Industries: Chairman of the Board, CEO, and CFO.	62	2008	—		*

Directors Whose Terms Expire in 2010

David P. Molfenter - Retired since August 2000, formerly Vice President Command, Control, Communication and Information Systems Segment, Raytheon Systems Company, a high technology company specializing in defense electronics, Fort Wayne, Indiana.	63	2000	7,496	(9)	*

W. Peter Slusser - President, Slusser Associates, Inc., Investment Banking, New York, New York.	79	1997	8,187	(10)	*

Dr. Lynda J.-S. Yang - Neurosurgeon and faculty member at the University of Michigan School of Medicine, Ann Arbor since 2004. From 1998 to 2004 Dr. Yang was a resident in the neurosurgery department at the University of Michigan. Dr. Yang received an M.D., Ph.D. degree from the Johns Hopkins School of Medicine in 1997.	41	2007	—		*

*	denotes a percentage of less than 1%

(1)	Except as noted, the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

(2)	Mr. Smith is currently serving as a director with a term expiring in 2010. Prior to entering into the Agreement with Lawndale and the addition of Mr. Swartwout to the class of directors with a term expiring in 2009, the Board of Directors approved moving Mr. Smith to the class of directors with a term expiring in 2009 in order to balance the number of directors serving in each class as contemplated by the Company’s Code of Regulations.

(3)	Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his spouse or other family members under joint ownership.

(4)	Reference is made to note (1) under the heading “Security Ownership of Management” on page 4.

(5)	Includes 5,350 shares, which Mr. Noecker has the right to acquire pursuant to options exercisable within 60 days.

(6)	Includes 5,350 shares, which Mr. DeBoer has the right to acquire pursuant to options exercisable within 60 days.

(7)	Includes 5,350 shares, which Mr. Fast has the right to acquire pursuant to options exercisable within 60 days. Until his retirement on August 31, 2008, Mr. Fast was a director of Firstbank — West Michigan.

(8)	Reference is made to note (1) under the heading “Principal Shareowners” on page 3.

(9)	Includes 5,350 shares, which Mr. Molfenter has the right to acquire pursuant to options exercisable within 60 days.

(10)	Includes 5,350 shares, which Mr. Slusser has the right to acquire pursuant to options exercisable within 60 days. Mr. Slusser is a director of Unigene Laboratories, Inc., a biopharmaceutical company engaged in research, innovation and delivery of small proteins for medical purposes.

(11)	Calculation is based on total shares outstanding as of August 30, 2008 plus 170,707 shares subject to options exercisable within sixty days.
Independent and Non-Management Directors
The listing requirements of The New York Stock Exchange (NYSE) require that a majority of the members of a listed company’s board of directors be non-management. The question of non-management and independence is determined with respect to every director pursuant to NYSE rules. The NYSE rules also require that certain committees be composed entirely of independent and non-management directors. The committees covered by this requirement are the Audit, Compensation, and Nominating and Corporate Governance Committees. Based upon NYSE rules, nine of the Board’s eleven members, a majority, are independent and ten are non-management. All current members of the identified committees are non-management and independent in that those directors do not have a material relationship with the Company directly or as a partner, shareowner or affiliate of an entity that has a relationship with the Company. The Board made its determination of independence based on the fact that none of the independent directors:
•	Is an officer or employee of the Company, its subsidiaries, or its affiliates, or has any current or past material relationship within the Company;

•	Has an immediate family member who is an officer of the Company or its subsidiaries or that has any current or past material relationship with the Company;

•	Has worked for, consulted with, or received anything of substantial value from the Company aside from his compensation as a Director;

•	Is currently, or was within the past three years, employed by the independent auditors for the Company;

•	Serves on the compensation committee or the board of directors of any corporation that employs a nominee for Director or a member of their immediate family;

•	Is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year;

•	Has beneficial ownership of more than five percent of the Company’s outstanding common stock; or

•	Serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal 2008 in excess of two percent of the organization’s charitable receipts.
Independent and Non-Management Directors
James N. DeBoer
James D. Fast — Chairman, Compensation Committee
Joseph J. Hartnett
David P. Molfenter — Lead Independent Director
William I. Noecker — Chairman, Audit Committee
Douglas R. Schrank — Chairman, Nominating and Corporate Governance Committee
W. Peter Slusser
James R. Swartwout
Lynda J.-S. Yang, M.D.
Non-Management Director
Bradley O. Smith — Chairman, Executive Committee and Chairman of the Board

Meetings of Independent and Non-Management Directors
The Independent Directors, as well as Non-Management Directors, schedule meetings in executive sessions without the presence of the Company’s management. An Independent Director is selected to preside over the sessions during the year.
The Independent Directors met four times during the last fiscal year. The Non-Management Directors met once during the last fiscal year.
Shareowners wishing to communicate directly with the Independent or Non-Management Directors may send correspondence addressed as follows:

Independent Directors	Non-Management Directors
c/o Corporate Secretary	c/o Corporate Secretary
Sparton Corporation	Sparton Corporation
2400 E. Ganson St.	2400 E. Ganson St.
Jackson, Michigan 49202	Jackson, Michigan 49202
Lead Independent/Non-Management Director
Mr. David P. Molfenter has been designated by the Independent Directors as the Lead Independent/Non-Management Director. The Lead Independent/Non-Management Director provides leadership to enhance the Board’s effectiveness, preside over meetings of the Independent and Non-Management directors without management present, and serves as a liaison between the Board and management. The Lead Independent/Non-Management Director is responsible for determining when to hold, and who shall preside over, executive sessions held by the Independent and Non-Management directors. If a shareowner, employee, or third party prefers not to communicate directly with the entire Board of Directors or management, communications may be sent to the Lead Independent/Non-Management Director, in care of the Corporate Secretary, using the above address.
Shareowner Communications Policy
Shareowners should communicate with the Board of Directors by sending a letter to the Sparton Board of Directors, c/o the Corporate Secretary, 2400 East Ganson Street, Jackson, Michigan 49202. The Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, harassing, illegal, not reasonably related to Sparton or its business, or similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications (other than a proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any communication made in connection with such a proposal) or to take other appropriate actions with respect to any such inappropriate communications. In addition, the Corporate Secretary is authorized to forward communications that are clearly more appropriately addressed by other departments, such as customer service or accounting, to the appropriate department. The foregoing instructions by the directors to the Corporate Secretary are subject to change by the directors. Additionally, all communications are available to any director who wishes to review them.
Board and Committee Information
The Board of Directors, which had eight meetings, including the Annual Meeting, during the past fiscal year, has standing Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.
The Audit Committee met seven times during the last fiscal year and is comprised of Messrs. William I. Noecker (Chairman), Douglas R. Schrank, and David P. Molfenter. This Committee operates under a written charter and oversees auditing, financial reporting and internal control matters. It also selects the firm that Sparton retains as its independent auditors and recommends the ratification of their selection by the shareowners. The Audit Committee consults with the independent auditors and oversees their audit and other work. The Audit Committee also consults with the Chairman of the Board, President, and Chief Financial Officer and oversees those individuals who review Sparton’s internal controls and compliance with policies. Each member of the Audit Committee is independent, as defined under the NYSE listing standards. The Board has determined that Mr. Noecker, in addition to being “independent,” is an “audit committee financial expert” as defined in the Securities and Exchange Commission’s (SEC) regulation S-K, Item 407(d)(5)(ii). The independent auditors have access to the Audit Committee without any other members of management being present. The Audit Committee met with management and the independent auditors before the announcement of earnings each quarter. The Audit Committee also met with the independent auditors without management present on two occasions during fiscal 2008. The Audit Committee also reviewed the annual consolidated financial statements and annual report on Form 10-K and the Audit Committee report in this Proxy Statement before each was filed with the SEC. The functions and qualifications for membership are set forth in its charter, a copy of which is available on the Company’s website.
The Compensation Committee, which held seven meetings during the last fiscal year and is comprised of Messrs. James D. Fast (Chairman), James N. DeBoer, and David P. Molfenter, monitors the remuneration, including stock options, for the Company’s executive officers, including the Named Executive Officers (defined below). The Compensation Committee is not authorized to delegate its authority to others, with the exception of the delegation to the Chief Executive Officer of the formulation of proposed compensation amounts to executives and proposed compensation plans and processes. The Compensation Committee does not, as a matter of regular practice, employ compensation consultants to determine the amount or form of executive and director compensation. During fiscal 2008, however, the Company retained a compensation consulting firm to review the Company’s existing short-term and long-term incentive programs. Any changes to the short and/or long-term incentive plans based on the consultant’s review will be implemented in fiscal 2009. The compensation philosophy, the compensation components, and their application as described in the Compensation Discussion and Analysis which appears below, are generally employed by the Compensation Committee in connection with the compensation for all of the executives of the Company.
The Executive Committee, which is comprised of Messrs. Bradley O. Smith (Chairman), David P. Molfenter (beginning in September 2008), Richard L. Langley (beginning in March 2008), and James R. Swartwout (beginning in September 2008) met once during fiscal 2008. David W. Hockenbrocht was also a member of the Executive Committee until his retirement in March 2008. William I. Noecker and James N. DeBoer were also members of the Executive Committee until Messrs. Swartwout and Molfenter were appointed to the Executive Committee in September 2008. With certain limitations, the Executive Committee generally is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting.
The Nominating and Corporate Governance Committee, which is comprised of Messrs. Douglas R. Schrank (Chairman), James D. Fast and W. Peter Slusser, held three meetings last fiscal year. The Nominating and Corporate Governance Committee reviews the makeup of the existing Board of Directors and the tenure of its members, consistent with appropriate principles of corporate governance and applicable regulations. The Nominating and Corporate Governance Committee also receives candidate resumes, and considers and recommends candidates for election to the Board consistent with the needs of the Company, regulatory requirements, and the qualifications of the candidates. The Nominating and Corporate Governance Committee has implemented a formal process for consideration of candidates.
The Company’s website address is www.sparton.com. Information provided at the website includes, among other items, the Company’s Corporate Governance Guidelines, current charters for the Audit, Compensation, Nominating and Corporate Governance, and Executive Committees of the Board of Directors, Board committees and their membership, and the Company’s Code of Business Conduct and Ethics. The committee charters are also available in print and can be obtained free of charge by written request directed to the Corporate Secretary at 2400 East Ganson Street, Jackson, Michigan 49202.
All directors attended at least 75% of the meetings of the Board and committees on which they serve. In addition, the directors are expected to attend the Annual Shareowners’ Meeting. At the Company’s fiscal 2007 Annual Meeting, all nine of the directors were in attendance. During each of fiscal 2007 and 2008, under the auspices of the Nominating and Corporate Governance Committee, the Board conducted a program for director education which was facilitated by the National Association of Corporate Directors.

Director Qualifications
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired for Board members in the context of the current make-up of the Board. This assessment includes consideration of the following summary of minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors, as well as the following considerations for the composition of the Board as a whole.
Essential Qualities
•	Relevant and substantial business experience, with an understanding of what is involved in leading a company

•	Sound business instincts and judgment, with the ability to make informed and strategic decisions

•	Professional and personal reputation and integrity consistent with the Company’s Code of Ethics

•	Strong interpersonal skills evidencing the ability to work as part of a group and express views that are both challenging to and supportive of management

•	Commitment and availability to the Company to perform necessary and desired duties, with the ability to accept accountability for their role in Board decisions

•	Genuine interest in the Company, its business, and its people, with a willingness to remain committed over a period of several years
Board Composition Considerations
•	Strategic mix of directors allowing for diverse expertise and experience fitting the specific needs of the Company, now and anticipated in the future

•	Multiple directors possessing understanding and expertise in the area of accounting and finance

•	Minimum of one director with understanding and experience in legal and/or regulatory matters

•	Multiple directors with specific experience and knowledge of the risks and challenges unique to the industry in which the Company operates

•	Visionaries with the ability to lead, manage change, and assist in the continued growth of the Company

•	Familiarity and ability to relate to, and deal with, the media and various financial markets
These factors and others are considered useful by the Board, and are considered in an assessment of the perceived needs of the Board at a particular point in time.
Process for Identifying and Evaluating Director Nominees
The Board is responsible for selecting its own members. The Board delegates the evaluation, selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.
Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Potential candidates for directors are generally suggested to the committee by current Board members and shareowners, and are evaluated at meetings of the committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareowners
The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareowners of the Company. To recommend a nominee, a shareowner should write to the Company’s Corporate Secretary at 2400 E. Ganson St., Jackson, MI 49202. To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s Proxy Statement for its 2009 Annual Meeting of Shareowners, a shareowner recommendation for a Director must be received by the Company’s Secretary no later than 60 days prior to the Annual Meeting. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) a consent signed by the candidate agreeing to be named in the Proxy Statement and to serve as a Director if elected. The Nominating and Corporate Governance Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating and Corporate Governance Committee. Further information regarding shareowner recommendation of director candidates is contained in the Nominating and Corporate Governance Committee Charter, which is available at the Company’s website.
Assuming the appropriate biographical and background material is provided for candidates submitted by shareowners, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All director nominees recommended for election at the 2008 Annual Meeting are current members of the Board.
Board Compensation
For fiscal 2008, Independent and Non-management Directors received an annual base retainer of $10,000. During fiscal 2008, Independent and Non-management Directors also received $600 for each regularly scheduled Board meeting attended and the annual meeting, and $500 for each regularly scheduled committee meeting and each special board meeting attended. Non-independent directors are paid $500 for each regularly scheduled board meeting attended and each special meeting of the Board.
In addition to his directors’ fees, which totaled $15,300 in fiscal 2008, Mr. Bradley O. Smith is compensated for services rendered as Chairman of the Board of Directors. Such compensation totaled $63,166 for fiscal 2008.
Corporate Governance
The Sarbanes-Oxley Act of 2002 was enacted on July 30, 2002. The statute addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. In November 2003, the SEC approved new corporate governance rules for the NYSE that address director independence and corporate accountability. The changes were designed to allow shareowners to more easily and efficiently monitor the performance of companies and directors.
Sparton’s Board of Directors developed a series of changes to address these new requirements. The Audit Committee revised its charter and adopted a policy for pre-approving all services, audit and non-audit, performed by the Company’s Independent Auditors. In addition, the Board adopted charters for the Compensation, Executive, and Nominating and Corporate Governance Committees. These charters address issues such as independence of the committee members, committee organization and powers, member qualifications, duties and responsibilities, and corporate governance. As of June 30, 2008, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees were independent directors. Copies of the charters for each of these committees are located on the Company’s website. The Company continues to develop and refine its Corporate Governance policies and practices and their place within the Board’s committee structure.

Code of Ethics
“The Sparton Way” governs the actions and working relationships of Sparton employees, officers and directors. “The Sparton Way” endorses the highest level of ethical standards, along with addressing other issues such as corporate opportunities, confidentiality, and the protection and proper use of corporate assets. The Company also updated its long standing Code of Business Conduct and Ethics in light of current regulatory requirements.
To the extent any waiver is granted with respect to the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, such waiver will also be posted on the website, as will any amendment that may be adopted from time to time. Sparton’s Shareowner Letters, Annual Report, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and news releases are also available at the website, or are available, without charge, by contacting the Shareowners’ Relations Department at 1-800-248-9579.
Whistleblower Provisions
It is the policy of Sparton Corporation to encourage its employees and other persons to disclose improper activities, and to address complaints alleging acts of reprisal or intimidation resulting from disclosure of improper activities. Individuals wishing to report improper activities may call Sparton’s Whistleblower service at 1-866-393-7585. Activities may be reported anonymously if desired.
Audit Committee Report
The Audit Committee has reviewed and discussed Sparton’s audited consolidated financial statements for the fiscal year ended June 30, 2008, with management and with Sparton’s independent registered public accounting firm (“independent auditors”), BDO Seidman, LLP. Management is responsible for Sparton’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Sparton’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).
The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. The Audit Committee has received the written disclosures from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), discussed with BDO Seidman, LLP their independence, and considered the compatibility of non-audit services provided by BDO Seidman, LLP with their independence.
Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2008, be included in Sparton’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.
William I. Noecker, Chairman
David P. Molfenter
Douglas R. Schrank

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Relationship with Independent Auditors
The Audit Committee appoints the independent auditors for Sparton. In addition to performing the audit of the Company’s consolidated financial statements, BDO Seidman, LLP provided various other services during fiscal 2008. The Audit Committee has considered the provision of all non-audit services performed by BDO Seidman, LLP during fiscal 2008 with respect to maintaining auditor independence. The Audit Committee reviewed and pre-approved all professional services requested of, and performed by, BDO Seidman, LLP. The Pre-Approval Policy for audit and non-audit services was included as an appendix to the Company’s 2003 Proxy Statement. The aggregate fees billed for fiscal 2008 and 2007 for each of the following categories of services are set forth below.
Pursuant to the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee, and such services are considered approved through the next annual review. The Audit Committee revises the list of pre-approved services from time to time based on subsequent determinations. The Audit Committee may delegate pre-approval authority to one or more of the members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Fiscal 2008
Audit Fees — The aggregate fees of BDO Seidman, LLP for professional services rendered for the audit of Sparton’s annual consolidated financial statements for the fiscal year ended June 30, 2008, and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $333,000.
Audit-Related Fees — The aggregate audit-related fees of BDO Seidman, LLP for professional services rendered, primarily for the audit of the Company’s employee benefit plans and accounting consulting including assistance with the adoption of FIN No. 48, for the fiscal year ended June 30, 2008, were $63,000.
Tax Fees — The aggregate fees of BDO Seidman, LLP for tax services, preparation and review, rendered for the fiscal year ended June 30, 2008, were $83,000.
All Other Fees — There were no fees for other services billed by BDO Seidman, LLP for the fiscal year ended June 30, 2008, and there were no Financial Information Systems Design and Implementation services provided.
Fiscal 2007
Audit Fees — The aggregate fees of BDO Seidman, LLP for professional services rendered for the audit of Sparton’s annual consolidated financial statements for the fiscal year ended June 30, 2007, and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $357,000.
Audit-Related Fees — The aggregate audit-related fees of BDO Seidman, LLP for professional services rendered, primarily for the audit of the Company’s employee benefit plans and consulting and related assistance regarding the acquisition of Sparton Medical, for the fiscal year ended June 30, 2007, were $56,000.
Tax Fees — The aggregate fees of BDO Seidman, LLP for tax services, preparation and review, rendered for the fiscal year ended June 30, 2007, were $65,000.
All Other Fees — There were no fees for other services billed by BDO Seidman, LLP for the fiscal year ended June 30, 2007, and there were no financial information systems design and implementation services provided.

Auditor Independence
The Audit Committee is required to consider the independence of BDO Seidman, LLP when engaging the firm to perform audit-related and other services. In 2008, it was determined by the Committee that audit-related and other services provided and the fees paid for those services were compatible with maintaining the independence of BDO Seidman, LLP.
Vote Required
At a meeting on August 27, 2008, the Audit Committee of the Board of Directors took action to approve the retention of the accounting firm of BDO Seidman, LLP as the independent auditors for the Company for the fiscal year ending June 30, 2009. Such approval is subject to shareowner ratification.
In order to be adopted, this proposal must be ratified by the holders of a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareowners do not ratify the appointment of BDO Seidman, LLP, our Board of Directors will consider the selection of other auditors.
Board Recommendation
The Board of Directors recommends that shareowners vote “FOR” the ratification of the selection of BDO Seidman, LLP.
Representatives of BDO Seidman, LLP, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”) for the fiscal year ended June 30, 2008 which appears below. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in Sparton’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.
THE COMPENSATION COMMITTEE
James D. Fast, Chairman
James N. DeBoer
David P. Molfenter
Compensation Discussion and Analysis
The rules regarding the disclosure of executive compensation were significantly changed in 2006 by the Securities and Exchange Commission for future proxy statements. In addition to new and different tables, a greater emphasis is placed on providing discussion and analysis of the Company’s compensation practices. The Company revised the discussion and analysis of executive compensation in the 2007 Proxy Statement. As a result, the information contained in this 2008 Proxy Statement is comparable to the information contained in the 2007 Proxy Statement but not directly comparable to earlier proxy statements.
The Compensation Committee (the “Committee”) is authorized (i) to assist management with compensation policies and programs for the Company’s Chief Executive Officer, the Chief Financial Officer, and its three other most highly compensated executive officers, (the “Named Executive Officers”) (ii) to review and approve the performance goals established for the Named Executive Officers; and (iii) to recommend, after considering the results of the executives’ performance and the Company’s profitability, the salaries and incentive bonuses for the Named Executive Officers.
Three independent directors comprise the Committee. Their responsibilities are carried out pursuant to authority delegated by the Board of Directors and in accordance with the federal securities laws and other applicable laws and regulations. The Committee is governed by a written charter which can be found on the Company’s website at www.sparton.com.
Compensation Philosophy
The Company has formulated a compensation philosophy with the objective of fair, competitive and performance-based compensation of its executive officers, including the Named Executive Officers. The philosophy reflects the belief that the total compensation of the Named Executive Officers should be aligned with the Company’s performance. While the specific programs may be modified from year to year, the compensation philosophy has remained consistent for many years. The Committee seeks to reward performance with cost-effective compensation that aligns employee efforts with the Company’s business strategy through adherence to the following compensation policies:
•	Named Executive Officers’ total compensation should strengthen the relationship between pay and performance by including and emphasizing variable, at-risk compensation that is dependent on achieving specific corporate, business function, and/or individual performance goals.

•	An element of pay for Named Executive Officers should be comprised of long-term incentives to align management interests with those of its shareowners.

•	The incentive components of pay should be weighted toward long-term factors as described below.

•	Total compensation opportunities should enhance the Company’s ability to attract, retain and develop knowledgeable and experienced executives.

•	Base salary should be targeted at compensation comparable to that paid to executives of similar electronics contract manufacturers.
In devising and maintaining the Company’s executive compensation program, the Committee reviews published data relevant to the compensation of executives in publicly owned competitor companies which operate in the electronics contract manufacturing industry. The Committee also consults with management, and outside accounting and legal advisors as appropriate. The Committee utilized compensation consultants during fiscal 2008 as part of their review of the Company’s compensation programs; however, these consultants were not used in connection with establishing compensation in fiscal 2008. The Committee’s recommendations are subject to approval by the Board of Directors.
Components of Compensation
The key elements of the Company’s executive compensation program are base salary, short-term (annual) incentive and long-term incentive compensation. These elements are addressed separately below.
The Committee does not use mathematical formulas exclusively to determine compensation. In setting each component of compensation, the Committee considers all elements of a Named Executive Officer’s total compensation package, including base salary, incentive compensation, and the value of benefits.
Base Salaries
A competitive base salary provides the foundation for a total compensation package required to attract, retain, and motivate the Named Executive Officers in alignment with the Company’s business strategies. The Committee reviews with the Chief Executive Officer and approves, with modifications considered appropriate, his recommendation of the annual base salary for each of the Named Executive Officers (other than the Chief Executive

Officer) on an annual basis, generally in the first quarter of the fiscal year. The Committee independently reviews and sets the base salary for the Chief Executive Officer, subject to the approval of the Board of Directors.
Base salaries are initially premised upon the responsibilities of each Named Executive Officer. Base salaries may be further adjusted based on industry surveys and related data, and performance judgments as to the past and expected future contributions of the Named Executive Officer. The Committee reviews each Named Executive Officer’s base salary annually.
Short-Term Incentives
Short-term incentives have been paid pursuant to Sparton’s Return on Capital Employed (“ROCE”) Annual Incentive Bonus Plan which is reflective of the Company’s goals of relating compensation to corporate performance. This plan permits Named Executive Officers and other key management employees to earn additional compensation if return on capital employed meets or exceeds an established goal. The goal is set on an annual basis and is reflective of the Company’s business forecasts for the fiscal year. The ROCE metric is calculated using profit before taxes, as adjusted for non-recurring and certain other items, divided by Average Capital Employed which is defined as the total of average accounts receivable excluding inter-company balances, average inventory and average net property, plant and equipment. If the ROCE target is met, or is within allowable deviations, Named Executive Officers and other key employees share in a fund established for the particular class of employee. The employees of Sparton’s subsidiary, Sparton Medical Systems, Inc. (“Sparton Medical”), including Duane K. Stierhoff, one of the Named Executive Officers, did not participate in the ROCE Plan during fiscal 2008. During the 2007 and 2008 fiscal years, there were no bonuses awarded under the ROCE Plan, as the ROCE plan target goal was not realized.
The performance goals for the ROCE incentive bonus compensation plan are prepared annually by the Chief Executive Officer, reviewed and approved annually by the Committee, and presented to the Board of Directors for their review and approval.
The Committee may recommend bonuses in addition to or in lieu of bonuses earned under the ROCE incentive bonus plan based on the Committee’s evaluation of the individual performance and level of responsibility of the Named Executive Officer. In determining discretionary annual incentive bonuses for the Named Executive Officers, the Committee evaluates the Chief Executive Officer’s recommendations based on individual performance. The Committee independently evaluates the individual performance of the Chief Executive Officer. The results of those evaluations are used by the Committee to award the short-term incentive bonuses to the Named Executive Officers. During the past fiscal year, no discretionary bonuses were awarded to Named Executive Officers.
In 2006, Sparton Medical entered into four-year employment agreements with certain members of the management of that subsidiary, including Duane K. Stierhoff. Mr. Stierhoff’s employment agreement provides for annual short-term incentive bonuses based on the financial results of the subsidiary for the respective fiscal years over the term of the employment agreement. This short-term annual incentive bonus is in lieu of Mr. Stierhoff’s participation in the ROCE incentive bonus plan. Mr. Stierhoff’s bonuses for fiscal 2008 and fiscal 2007 are provided in the bonus column of the Summary Compensation table.
Long-Term Incentives
In keeping with the Company’s philosophy of providing a total compensation package that includes long-term incentives, a Named Executive Officer’s total compensation package may include stock options, restricted stock, stock units and/or cash. These incentives are designed to motivate and reward Named Executive Officers for maximizing shareowner value and encourage the long-term employment of key employees.
When awarding long-term incentives, the Committee considers a Named Executive Officer’s overall level of responsibility, Company performance and individual performance criteria, as well as the compensation practices of the peer group of companies used to evaluate total compensation.
The Company annually reviews the long-term incentive elements of its compensation package, including the beneficial and detrimental aspects of particular compensation components such as stock options, to determine the continuing efficacy of such programs. During fiscal 2008 the Committee retained compensation consultants who have been engaged in a review of the Company’s existing short-term and long-term incentive programs. While the Committee has not reached any conclusion, it is considering the appropriate design elements of cash based short- and long-term incentive plans. The Company and the Committee’s objective is to conclude their respective reviews and institute a new short- and/or long-term incentive plans, if such plans are deemed appropriate, within fiscal 2009. The effective date of any new program has yet to be determined.
Stock Options
The number of shares awarded through stock option grants is based primarily on the per share price on the date of the award. As a result, the number of shares underlying stock option awards may vary from year to year, as it is dependent on the price of Sparton’s common stock on the date of grant. The size of the award can also be adjusted based on individual factors.
Because the exercise price of these options is equal to the fair market value of Sparton’s common stock as of the close of the stock market on the day preceding the date of grant (as specified in the plan), these stock options will only deliver a reward if the stock price appreciates from the price on the date the stock options were granted. This is intended to focus Named Executive Officers on the long-term enhancement of shareowner value. During fiscal 2008, no stock options were awarded to the Named Executive Officers.
It should also be noted that during fiscal 2008, no outstanding stock options were re-priced, on either an individual or collective basis, consistent with the Company’s long established policy of not re-pricing stock options, except to avoid the dilutive effect of certain actions such as the declaration of stock dividends as provided in the Amended and Restated Sparton Corporation Stock Incentive Plan dated October 2001 (“Long-Term Stock Incentive Plan”).
Other Compensation
The Named Executive Officers receive a variety of modest miscellaneous benefits, the value of which is presented for the Named Executive Officers under the caption “All Other Compensation” in the Summary Compensation Table. These benefits include taxable life insurance, health insurance, the Company’s qualified pension plan, the Company’s 401(k) Plan and other miscellaneous benefits.
Compensation Committee Interlocks and Insider Participation
Mr. Fast, Mr. DeBoer and Mr. Molfenter are not officers or employees, or former officers or employees of the Company or any of its subsidiaries. No interlocking relationship exists between members of the Company’s Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

Summary Compensation Table
     The table below contains information pertaining to the annual compensation of the Named Executive Officers.

						Changes in
						Pension Value
						and Non-
						Qualified
						Deferred
					Option	Compensation	All Other
	Fiscal	Salary		Bonus	Awards	Earnings	Compensation
Name and Principal Position	Year	($)		($)	($) (4)	($)	($)		Total
David W. Hockenbrocht (1)	2008	361,281		—	13,041	13,968	19,026	(5)	407,316
Former President and Chief	2007	330,750		—	31,001	56,322	23,741	(6)	441,814
Executive Officer

Richard L. Langley (2)	2008	188,173		—	8,500	35,892	13,805	(7)	246,370
Interim President and Chief	2007	160,152		—	12,450	33,767	12,462	(8)	218,831
Executive Officer

Douglas E. Johnson	2008	186,243		—	8,500	36,526	11,287	(9)	242,556
Chief Operating Officer and	2007	185,418		—	11,716	29,385	11,198	(10)	237,717
Executive Vice President

Joseph S. Lerczak	2008	120,270		—	10,479	2,410	5,408	(11)	138,567
Chief Financial Officer, Vice	2007	108,618		2,000	11,969	4,328	3,133	(12)	130,048
President, Treasurer and Secretary

Duane K. Stierhoff	2008	179,808	(3)	91,812	12,523	2,426	9,455	(13)	296,024
Senior Vice President	2007	165,480	(3)	54,108	9,887	—	—		229,475

Michael Woods	2008	139,710		—	3,755	—	18,827	(14)	162,292
Senior Vice President	2007	125,274		—	6,621	—	8,712	(15)	140,607

(1)	Mr. Hockenbrocht was the President and Chief Executive Officer of the Company until his retirement on March 7, 2008. The fiscal 2008 Salary column includes a lump sum payment for accrued paid time off benefits as a result of Mr. Hockenbrocht’s retirement.

(2)	Mr. Langley has been the Interim President and Chief Executive Officer since March 7, 2008.

(3)	Mr. Stierhoff’s salary is set pursuant to his employment agreement described below (and has been adjusted since inception consistent with changes in his duties).

(4)	The amounts shown in this column are the dollar amounts recognized during the applicable fiscal year for financial reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) Share-Based Payment (“FAS 123(R)”) for stock options awards granted during the applicable and prior fiscal years. The assumptions made for the valuation of the option awards are disclosed in note 5 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2008.

(5)	Comprised of directors’ fees of $1,500, a car allowance of $4,275, club dues of $6,863, and a matching contribution to the Company’s 401(k) plan of $6,388.

(6)	Comprised of directors’ fees of $3,000, a car allowance of $5,850, club dues of $9,391, and a matching contribution to the Company’s 401(k) plan of $5,500.

(7)	Comprised of directors’ fees $3,500, a car allowance of $5,850, and a matching contribution to the Company’s 401(k) plan of $4,455.

(8)	Comprised of directors’ fees of $3,000, a car allowance of $5,850 and a matching contribution to the Company’s 401(k) plan of $3,612.

(9)	Comprised of a car allowance of $5,700 and a matching contribution to the Company’s 401(k) plan of $5,587.

10)	Comprised of a car allowance of $5,700, cellular phone use of $150, and a matching contribution to the Company’s 401(k) plan of $5,348.

(11)	Comprised of a car allowance of $1,800 and a matching contribution to the Company’s 401(k) plan of $3,608.

(12)	Comprised of a matching contribution to the Company’s 401(k) plan of $3,133.

(13)	Comprised of a car allowance of $5,100 and a matching contribution to the Company’s 401(k) plan of $4,355.

(14)	Comprised of a car allowance of $7,117 and a contribution to the Sparton of Canada Profit Sharing Plan of $11,710. Mr. Woods is a Canadian citizen and the amounts shown have been adjusted to reflect the average exchange rate for the past fiscal year.

(15)	Comprised of a car allowance of $7,379 and a contribution to the Sparton of Canada Profit Sharing Plan of $1,333. Mr. Woods is a Canadian citizen and the amounts shown have been adjusted to reflect the average exchange rate for fiscal 2007.
Plan Based Compensation
Equity Compensation Plans Approved by Shareowners
Sparton shareowners approved the Long-Term Stock Incentive Plan. Sparton uses the Long-Term Incentive Stock Plan for stock based incentive awards. These awards can be in the form of stock options, stock appreciation rights, restricted stock, or performance shares. As of June 30, 2008, there are 270,606 shares available for future awards.
Equity Compensation Plans Not Approved by Shareowners
Sparton does not maintain any equity compensation plans not approved by shareowners.
Plan Based Awards in the Last Fiscal Year
The Company did not grant equity-based awards to any Named Executive Officer during fiscal 2008. None of the Named Executive Officers exercised stock options nor became vested in outstanding shares of restricted stock during fiscal 2008.
The following table sets forth certain information about the status of equity awards outstanding for the Named Executive Officers as of June 30, 2008.
Outstanding Equity Awards at Fiscal Year End

	Option Awards
		Number of Shares
	Number of Shares	Underlying Options
	Underlying Options Granted	Granted
	Exercisable	Unexercisable	Option Exercise Price	Option Expiration
	(#)	(#)	($)	Date
Mr. Hockenbrocht	12,155	—	6.52	4/1/11
	16,538	5,512	8.57	4/1/11
Mr. Langley	1,216	—	6.52	4/25/13
	8,269	2,756	8.57	4/22/15
Mr. Johnson	8,269	2,756	8.57	4/22/15
Mr. Lerczak	607	—	6.52	4/25/13
	8,269	2,756	8.57	4/22/15
Mr. Stierhoff	2,625	7,875	8.48	8/31/16
Mr. Woods	3,038	—	6.52	4/25/13
	2,757	2,757	8.57	4/22/15
Each of the stock options were granted pursuant to the Long-Term Stock Incentive Plan and are exercisable in four equal annual installments, commencing one year from the date of the grant.

Other Benefit Plans
401(k) Retirement Plan
Sparton maintains a 401(k) retirement savings plan that is available to substantially all U.S. employees. Sparton matches 50% of each participant’s voluntary contribution up to 6% of the participant’s compensation and a participant vests ratably over a 5-year period in the matching contributions. As of July 1, 2007, a participant’s investment in Sparton common stock may be directed, at the participant’s election and subject to certain limitations, to other available investment options. Also effective July 1, 2007, at the election of the participant, both employer and employee contributions may be invested in any of the available investment options under the plan, which election options now include Sparton common stock. However, an employee’s total investment in Sparton common stock is subject to a 20% limitation of the total value of the employee’s fund balance.
Sparton Medical maintained a 401(k) retirement savings plan for the benefit of its employees prior to its acquisition in May of 2006. The plan was established on January 1, 2002. The plan was funded solely by employee voluntary contributions and Sparton Medical did not make contributions to the plan on a matching or other basis. The Sparton Medical 401(k) plan was merged into the Sparton 401(k) plan on July 1, 2007.
Qualified Defined Benefit Plan
The pension plan, in which the Company’s Named Executive officers participate, is a defined benefit plan covering substantially all of the domestic employees of the Company. The defined benefit plan was amended effective July 1, 2007 to include the employees of Sparton Medical, including Mr. Stierhoff. During the past year, a cash contribution of approximately $79,000 was made by the Company to the plan. In the judgment of the Company’s independent actuaries, the pension plan met all funding requirements as of the end of fiscal 2008. The plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contributed 5% of their monthly compensation (excluding bonuses) per month, the plan provides for an additional monthly pension amount equal to 1 1/2 % of the participant’s final five-year average monthly compensation (excluding bonuses) times the participant’s years of contributory credited service to a maximum of 30 years. Effective April 1, 2000, the Company amended its defined benefit retirement plan to determine benefits by a cash balance formula. Under the cash balance formula, each participant has a benefit equal to their cash balance account which is credited yearly with 2% of their salary, as well as the interest earned on their previous year-end cash balance. Service under the Company’s prior salary-based formula was frozen as of March 31, 2000, and the benefit formula amended to calculate the monthly pension based upon the participant’s five-year average earnings as defined.
The following table shows the number of years of credited service and estimated annual retirement benefits, payable under the pension plan, in specified remuneration and service based classification upon normal retirement at age 65 (or June 30, 2008, if the individual is currently age 65 or older). The benefits shown are not subject to any deduction for Social Security or other offset amounts. The maximum amount of annual compensation allowed to be included in determining final average compensation has been limited by Federal statute to $230,000 for 2008. This amount is subject to future adjustment by the Internal Revenue Service.

Pension Benefits

		Number of Years of	Present Value of
		Contributory	Accumulated	Payments During the
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Mr. Hockenbrocht	Sparton Corporation Pension Plan	22.25	760,348	26,688
Mr. Langley	Sparton Corporation Pension Plan	13.75	355,522	—
Mr. Johnson	Sparton Corporation Pension Plan	11.75	299,475	—
Mr. Lerczak	Sparton Corporation Pension Plan	— (1)	13,637	—
Mr. Stierhoff	Sparton Corporation Pension Plan	— (1)	2,426	—
Mr. Woods	Sparton Corporation Pension Plan	— (2)	—	—

(1)	The number of years of contributory credited service was a component of the original Company pension plan and is not part of the new cash balance plan. Mr. Lerczak and Mr. Stierhoff did not participate in the pension plan during the time that contributory credited service was a component of the pension plan.

(2)	Mr. Woods, as a Canadian citizen, does not participate in the Qualified Defined Benefit Plan.
Deferred Compensation Plans or Agreements.
The Company does not maintain any plan or any agreements with Named Executive Officers that provides for the deferral of compensation.
Employment Agreements
All of Sparton’s regular full time employees enter into a standard employment agreement upon commencement of their employment. The standard employment agreement primarily addresses intellectual property and confidential and proprietary information matters and does not contain provisions pertaining to compensation, with the exception of an employment agreement with Duane K. Stierhoff. In 2006, Sparton Medical entered into an employment agreement with Mr. Stierhoff. The agreement currently provides for: i) a four year term, ii) an annual salary of $180,200, iii) an annual short-term incentive bonus based on the financial results of the subsidiary, iv) a one-time grant of options in the amount of 10,500 shares of Sparton stock (adjusted for stock dividends) which are exercisable in four equal annual installments, commencing one year from the date of grant, v) a severance based on salary payable under certain defined circumstances, and vi) covenants not to compete, to disclose proprietary information or to solicit customers or employees. Mr. Stierhoff’s employment agreement has been amended since its inception to reflect changes in his duties.
Potential Payment Upon Termination or Change-in-Control
Mr. Stierhoff’s employment agreement provides that in the event the Company terminates his employment for reasons other than misconduct (as defined in the agreement), the Company will continue to pay his salary from the date of termination through the end of the agreement, less any amounts received by him through other employment subsequent to the termination of the agreement (“Termination Payment”). The Termination Payment is subject to Mr. Stierhoff’s adherence to certain provisions in the employment agreement, including a covenant not to compete for a period of two years from the date of termination, a perpetual covenant relating to non-disclosure of confidential information, a covenant prohibiting the solicitation of customers for a period of one year from date of termination, and a covenant prohibiting the solicitation of employees for a period of one year from the date of termination.
None of the agreements described in the Employment Agreement section above, including Mr. Stierhoff’s, contain provisions providing for payments in the event of a change-in-control of the Company. The Company currently has a severance policy which provides severance pay equal to one week’s pay per year of service, to a maximum of twelve weeks of severance pay which is applicable to all employees, including the Named Executive Officers and other officers upon termination of employment.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and person who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than 10% shareowners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and/or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were met during the fiscal year ended June 30, 2008.
Director Compensation
Independent and Non-management Directors receive an annual base retainer of $10,000 and $600 for each regularly scheduled Board meeting attended and the annual meeting, and $500 for each committee meeting attended and each special board meeting. Management directors are paid $500 for each regularly scheduled board meeting attended and each special meeting of the Board of Directors. In addition, directors may be engaged to provide individual consulting services for which they will receive separate compensation. No director provided any such individual consulting services in fiscal 2008.
Members of the Board of Directors of Sparton who are not Named Executive Officers received the following compensation during the fiscal year ended June 30, 2008:
Director Compensation

					Change in
					Pension Value
				Non-Equity	and
				Incentive	Nonqualified
	Fees Earned			Plan	Deferred
	or Paid in	Stock	Option	Compensa-	Compensation	All Other
	Cash	Awards	Awards	tion	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Bradley O. Smith	78,466 (1)	—	—	—	—	—	78,466
David P. Molfenter	24,300	—	—	—	—	—	24,300
William I. Noecker	20,300	—	—	—	—	—	20,300
James D. Fast	21,200	—	—	—	—	—	21,200
James N. DeBoer	21,300	—	—	—	—	—	21,300
W. Peter Slusser	17,200	—	—	—	—	—	17,200
Douglas R. Schrank	20,300	—	—	—	—	—	20,300
Lynda J.-S. Yang, M.D.	12,000	—	—	—	—	—	12,000
Joseph J. Hartnett	— (2)	—	—	—	—	—	—
James R. Swartwout	— (2)	—	—	—	—	—	—

(1)	Mr. Smith was compensated $63,166 for his services as Chairman of the Board, $10,000 for the directors’ base retainer and $5,300 for meeting fees.

(2)	Messrs. Hartnett and Swartwout were appointed to the Board September 17, 2008 after the end of the 2008 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
Certain Relationships. Mr. David W. Hockenbrocht, prior to his retirement and in his capacity as the Chief Executive Officer of the Company, served as a member of the Board of Directors of Cybernet Systems, Inc. (Cybernet). As Interim Chief Executive Officer of the Company, Richard L. Langley currently serves as a member of the Board of Directors of Cybernet Systems, Inc. The Company received the Director’s fee for the Board meetings attended. The Company owns 14% of Cybernet’s outstanding common stock.
Review and Approval of Related Person Transactions. The Company reviews all relationships and transactions in which the Company and the directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Nominating and Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
Related Party Transactions. There were no transactions between the Company and a related party during fiscal 2008.
SHAREOWNER PROPOSALS — 2009 MEETING
Shareowner proposals intended to be included in the Proxy Statement and the Proxy for the 2009 Annual Meeting of Shareowners of the Company must be received by the Company not later than June 5, 2009, at its principal executive offices, 2400 East Ganson Street, Jackson Michigan 49202, Attention: Corporate Secretary. Shareowners proposals to be presented at the 2009 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company at this address no later than August 20, 2009.

By Order of the Board of Directors

Joseph S. Lerczak
Secretary
October 15, 2008

Annual Meeting of Shareholders
November 12, 2008, 10:00 a.m. local time
Ella Sharp Museum of Art & History
3225 Fourth Street, Jackson, Michigan
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD, SIGN, DATE, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
IMPORTANT
Please complete both sides of the PROXY CARD, sign, date,
detach and return in the enclosed envelope.

DETACH PROXY CARD HERE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2011, THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT

COMMON
THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Dated

(Please sign here)

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at www.illinoisstocktransfer.com, click on the “Internet Voting” tab and enter your Voter Control Number in the designated field. Your Voter Control Number is printed on the front of this proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, November 10, 2008 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter on your telephone keyboard the Voter Control Number printed on the front of this proxy card.

Please note that all votes cast by telephone must be completed and submitted prior to Monday, November 10, 2008 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY
	SPARTON CORPORATION				COMMON

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPARTON CORPORATION

Bradley O. Smith, Richard L. Langley and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of SPARTON CORPORATION on November 12, 2008, at 10:00 a.m. local time, and any and all adjournments thereof, and to vote thereas as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

1.	The Board of Directors recommends a vote “FOR” each of the below listed Director nominees for terms expiring in 2011.

	01	Joseph J. Hartnett	☐ FOR	☐ WITHHOLD
	02	Richard L. Langley	☐ FOR	☐ WITHHOLD
	03	William I. Noecker	☐ FOR	☐ WITHHOLD
	04	Douglas R. Schrank	☐ FOR	☐ WITHHOLD

2.	The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO Seidman, LLP as independent auditors for the Corporation.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or at any adjournments thereof.

IMPORTANT THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES. (to be signed on the other side)

Annual Meeting of Shareholders
November 12, 2008, 10:00 a.m. local time
Ella Sharp Museum of Art & History
3225 Fourth Street, Jackson, Michigan
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD, SIGN, DATE, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
IMPORTANT
Please complete both sides of the PROXY CARD, sign, date,
detach and return in the enclosed envelope.

DETACH PROXY CARD HERE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2011, THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT

401K
THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Dated

(Please sign here)

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at www.illinoisstocktransfer.com, click on the “Internet Voting” tab and enter your Voter Control Number in the designated field. Your Voter Control Number is printed on the front of this proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, November 10, 2008 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE
Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter on your telephone keyboard the Voter Control Number printed on the front of this proxy card.

Please note that all votes cast by telephone must be completed and submitted prior to Monday, November 10, 2008 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY
	SPARTON CORPORATION				401K

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPARTON CORPORATION

Bradley O. Smith, Richard L. Langley and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of SPARTON CORPORATION on November 12, 2008, at 10:00 a.m. local time, and any and all adjournments thereof, and to vote thereas as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

1.	The Board of Directors recommends a vote “FOR” each of the below listed Director nominees for terms expiring in 2011.

	01	Joseph J. Hartnett	☐ FOR	☐ WITHHOLD
	02	Richard L. Langley	☐ FOR	☐ WITHHOLD
	03	William I. Noecker	☐ FOR	☐ WITHHOLD
	04	Douglas R. Schrank	☐ FOR	☐ WITHHOLD

2.	The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO Seidman, LLP as independent auditors for the Corporation.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or at any adjournments thereof.

IMPORTANT THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES. (to be signed on the other side)